UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 29, 2014

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street
P.O. Box 1000
Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, Affiliated Managers Group, Inc. (the “Company”) announced the appointment of David M. Billings as Executive Vice President and General Counsel, responsible for the Company’s legal, regulatory, compliance and corporate governance functions, effective June 30, 2014.  In this role, Mr. Billings succeeds John Kingston, III, who will remain with the Company in a senior advisory role as Vice Chairman.

A copy of the press release announcing Mr. Billings’ appointment is furnished as Exhibit 99.1 hereto.

ITEM 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1*	Press Release issued by the Company on May 29, 2014 announcing the appointment of David M. Billings as Executive Vice President and General Counsel.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 3, 2014	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Vice Chairman, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by the Company on May 29, 2014 announcing the appointment of David M. Billings as Executive Vice President and General Counsel.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.